Exhibit 99.3

Risks Related to Rotech’s Business and Operations

In the following discussion of Risks Related to Rotech’s Business and Operations, the “Company,” “our,” or “we” refer to Rotech Healthcare Holdings Inc. and its subsidiaries.

We depend on reimbursements by payors, which can and do change fee schedules, contract terms, reimbursement rules and standards of care, which can lead to lower reimbursement rates, higher rate of denials and additional costs.

We receive a substantial portion of our payments for our products and services from payors, including national and regional insurers and MCOs, Medicare, Medicaid and the U.S. Department of Veterans Affairs (the “VA”).

The reimbursement process is complex and can involve lengthy delays. Payors continue their efforts to control expenditures for healthcare products and services, including proposals to revise reimbursement policies. While we generally recognize revenue on the date of in-person delivery of equipment or rental revenues on the date of shipment or monthly anniversary date through a third party to the patient, or as a result of entering into a contract in the case of capitation revenue on the basis of insured lives without regard to the actual services provided, there can be delays before we receive actual payment for these products and services. In addition, payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, that products or services provided were not medically necessary, or that additional supporting documentation is necessary, for one or more reasons, such as retroactive membership status change.

Recoupments and retroactive adjustments may change amounts realized from payors. For example, we may not immediately be made aware of certain patients who have been admitted to a hospital, moved into skilled nursing facility care or passed away and we may continue to inadvertently bill such patients, thus resulting in an increase in recoupments or adjustments from payors.

Certain payors have filing deadlines and will not pay claims submitted after such deadlines. We are subject to audits of our reimbursement claims under MCO Plans, Medicare, Medicaid, and other governmental programs and may be required to repay these agencies if they determine that we were incorrectly reimbursed. Government payors can and do in certain cases levy fines and other penalties related to any number of issues including overpayments, regulatory violations or other matters and in some cases even when the Company believes it followed appropriate regulatory guidelines. Delays and uncertainties in the reimbursement process may adversely affect our financial position or results and increase the overall costs of our collection efforts. The failure of our systems and billing and collection center employees to detect these errors, notify and convince the payors of their errors and to obtain the corrected reimbursements could negatively impact our business, results of operations or financial condition.

Our payor contracts, including those with organizations that represent a significant portion of our business, are subject to renegotiation or termination which could result in a decrease in our revenue and profits.

From time to time, our payor contracts are amended (sometimes through unilateral action by payors regarding payment policy), renegotiated, subjected to a bidding process with our competitors, or terminated altogether. Sometimes in the renegotiation process contracts in certain lines of business may not be renewed or a payor may enlarge its provider network or otherwise adversely change the way it conducts its business with us. In other cases, a payor may reduce its provider network in exchange for lower payment rates. Our revenue from a payor may also be adversely affected if the payor alters its utilization management expectations and/or administrative procedures for payments and audits, changes its order of preference among the providers to which it refers business or imposes a third-party administrator, network manager or other intermediary. Any reduction in our projected revenues as a result of these or other factors could also lead to impairment of the value of our intangible assets, which would result in a decrease in value of these assets on our balance sheet. We cannot assure you that our payor contracts will not be terminated or altered in ways that are unfavorable to us as a result of renegotiation or such administrative changes. Terminations or alterations of contracts, particularly those that are concentrated with organizations that represent a significant portion of our business, could have a material effect on our business, results of operations, financial condition, cash flow, capital resources and liquidity. Payors may also decide to refer business to their owned provider subsidiaries. Some payors have developed or acquired, or may in the future develop or acquire, an ownership interest in our competitors or administrative intermediaries. These activities could materially reduce our revenue from these payors.

We may incur product liability losses, litigation liability, product recalls, safety alerts or regulatory action associated with the provision of healthcare services, and the products that we source and sell which can be costly and disruptive to our business.

There is an inherent risk of liability in the provision of the services we provide and the medical products we sell. As participants in the healthcare industry, we are and expect to be periodically subject to lawsuits, some of which may involve large claims and significant costs to defend, such as mass tort or other class actions. A number of factors could result in an unsafe condition or injury to, or death of, a patient with respect to the products that we source or sell, including component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or information. A successful claim in excess of, or not covered by, our insurance policies could have a material adverse effect on our business, financial condition, results of operations, cash flows, capital resources and liquidity. Our insurance policies are also subject to annual renewal and our insurance premiums could be subject to material increases in the future.

In addition to product liability claims and litigation, an unsafe condition or injury to, or death of, a patient associated with our products could lead to a recall of, or issuance of a safety alert relating to, our products, or suspension or delay of regulatory product approvals or clearances, product seizures or detentions, governmental investigations, civil or criminal sanctions or injunctions to halt manufacturing and distribution of our products. Any one of these could result in significant costs and negative publicity resulting in reduced market acceptance and demand for our products and harm our reputation. In addition, a recall or injunction affecting our products could temporarily shut down production lines or place products on a shipping hold.

All of the foregoing types of legal proceedings and regulatory actions are inherently unpredictable and, regardless of the outcome, could disrupt our business, result in substantial costs or the diversion of management attention and could have a material adverse effect on our results of operations, financial condition and cash flows.

Possible changes in the mix of patients and products and services provided, as well as payor mix and payment methodologies, could have a material adverse effect on our business, results of operations and financial condition.

Our revenues are determined by a number of factors, including our mix of patients, the rates of payment among payors and the mix of our products and services provided. A shift towards payors with lower prices, or from higher gross margin products to lower gross margin products, would reduce our gross margins. Changes in the mix of our patients, products and services provided, payment methodologies or the payor mix among commercial payors, Medicare, and Medicaid could have a material adverse effect on our business, results of operations and financial condition. If the market opportunities for our products and services and patient categories are smaller or not as profitable as we have estimated, we have difficulties in expanding our products and services and patient categories or we fail to capture cross-selling opportunities, we may not be able to continue to grow as profitably as we have expected, which may adversely affect our business, results of operations and financial condition.

Ventilator product line revenues may be negatively impacted by various actions taken by payors, our competitors and regulators.

Changes to the medical necessity criteria related to ventilators could increase the difficulty for patients who have been prescribed a ventilator to qualify under the Medicare rules. The Centers for Medicare & Medicaid Services (the “CMS”) defines “medically necessary” as services or supplies that: are proper and needed for the diagnosis or treatment of one’s medical condition; are provided for the diagnosis, direct care, and treatment of one’s medical condition; meet the standards of good medical practice in the local area; and are not mainly for the convenience of the patient or doctor. Changes to definition, or to the interpretation of good medical practice in local areas, could lead to a decline in the demand for our products and have a negative impact on our revenues.

If we are unable to provide consistently high quality of care at lower costs, our business will be adversely impacted.

Providing high quality patient care at lower cost is the cornerstone of our business. We believe that hospitals, physicians and other referral sources refer patients to us in large part because of our reputation for delivering high quality care at lower cost. Clinical quality is becoming increasingly important within our industry. Medicare imposes a financial penalty upon hospitals that have excessive rates of patient readmissions within 30 days from hospital discharge for patients with specific medical conditions. We believe this provides a competitive advantage to home healthcare providers who can differentiate themselves based upon quality, particularly by achieving low patient acute care hospitalization readmission rates and by implementing disease management programs designed to be responsive to the needs of patients served by referring hospitals. We are focused on improving our patient outcomes. If we should fail to attain our goals regarding patient acute care hospitalization readmission rates and other quality metrics, we expect our ability to generate referrals would be adversely impacted, which could have a material adverse effect on our business, results of operations and financial condition.

However, we may need to increase costs, including for clinical labor, to provide our services at appropriate quality levels, which could lead to lower margins, and result in decreased demand for our products and services from our patients and payors as they choose to conduct business with other lower cost home healthcare providers.

Our failure to successfully design, modify and implement technology and other process changes to maximize productivity and ensure compliance could ultimately have a significant negative impact on our business, results of operations and financial condition.

We are continuously evaluating where we can modify our operations and processes or systems in order to attain a higher level of productivity or ensure compliance with applicable laws and regulations. Additionally, Medicare and Medicaid often change their documentation requirements. CMS and other payors have taken steps to support electronic data interchange processes, as well as to implement electronic clinical templates and suggested clinical data elements for documenting face-to-face encounters, detailed written orders and written orders prior to delivery, and laboratory test results for certain durable medical equipment, prosthetics, orthotics and supplies (“DMEPOS”) items. Certain payors have complex and onerous rules which are a challenge and costly to follow, including prior authorization requirements. The standards and rules for healthcare transactions, code sets and unique identifiers also continue to evolve. Moreover, government programs and/or commercial payors may have difficulty administering new standards and rules for healthcare transactions, which may adversely affect timelines of payment or payment error rates. Our failure to successfully design and implement new systems or process modifications could have a significant impact on our business, results of operations and financial condition. The implementation of new standards and rules may require us to make substantial investments. Further, the implementation of these system or process changes could have a disruptive effect on related transaction processing and operations. If our implementation efforts related to systems development are unsuccessful, we may need to write off amounts that we have capitalized related to systems development projects. Additionally, if systems development implementations do not occur, we may need to incur additional costs to support our existing systems. Furthermore, mistakes can be made while processing claims which can cause those claims to be denied, leading to potential refunds, fines or other penalties.

Changes in governmental or private payor supply replenishment schedules could adversely affect our revenue, financial condition and results of operations.

We generated approximately 25% and 23% of our net revenue for the years ended December 31, 2024 and 2023, respectively, through the sale of masks, tubing and other ancillary products related to patients utilizing CPAP devices. Medicare, Medicaid and private payors limit the number of times per year that patients may purchase such supplies. To the extent that any governmental or private payor revises their resupply guidelines to reduce the number of times such supplies can be purchased, such reductions could adversely impact our revenue, financial condition and results of operations.

The Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) provided for a temporary suspension of reduced rates for items and services provided by us. After December 31, 2023, the reimbursement rate has reverted to 100% of the Medicare fee schedule, adjusted to inflation. While we cannot predict what Medicare payment rates or coverage determinations will be in effect in future years, future changes to payment rates or benefit coverages may materially impact our financial condition and results of operations.

Changes made by payors to the way they cover products supplied by us could have an adverse impact on our revenue, financial condition and results of operations.

Payors that provide coverage for products supplied by us can make changes to their plans and benefit designs that can have an adverse impact on our revenue and operations. For example, some payors have shifted coverage for continuous glucose monitors (“CGMs”) from the medical benefit to the pharmacy benefit for their insureds. The impact of changing the benefit allocation can include changes to the types of providers that can provide CGMs, increased competition from pharmacies, changes to covered amounts, and changes to patient deductibles. Additionally, including CGMs under the pharmacy benefit could allow pharmacy benefit managers to attempt to restrict how beneficiaries obtain CGMs, including attempts to shift to specifically contracted providers with reduced reimbursement to the supplier or pharmacy.

Our failure to maintain controls and processes over billing and collections, including impacts from the outsourcing or offshoring of parts of our billing and collections activities, estimating the collectability of our accounts receivable or the deterioration of the financial condition of our payors, could have a significant negative impact on our business, results of operations and financial condition.

The collection of accounts receivable is one of our most significant challenges and requires constant focus, involvement by management and continuous enhancements to information systems and billing center operating procedures. Further, some of our patients and payors may experience financial difficulties, or may otherwise not pay accounts receivable when due, resulting in increased write-offs. Our payors also make errors in their reimbursements to us. The failure of our systems and billing and collection center employees to detect these errors, notify and convince the payors of their errors and to obtain the corrected reimbursements could negatively impact our business, results of operations and financial condition. There can be no assurance that we will be able to maintain our current levels of collectability in future periods or accurately estimate the collectability of accounts receivable. For instance, at the beginning of each billing cycle when patients may begin coverage under a new insurance carrier and deductibles reset, we routinely see patient collections decrease. If we are unable to properly bill and collect our accounts receivable, our business, results of operations and financial condition will be adversely affected. From time to time, we are involved in disputes with various parties, including payors and their intermediaries regarding their performance of various contractual or regulatory obligations. These disputes may lead to legal and other proceedings and may cause us to incur costs or experience delays in collections, increases in accounts receivable or loss of revenue. In addition, in the event such disputes are not resolved in our favor and/or result in the termination of our relationships with such parties, there may be an adverse impact on our business, results of operations and financial condition. Further, while we have made significant progress in the collection of our accounts receivable in recent years, we may not be able to further improve our net leverage ratios.

In addition, we have an outsourcing strategy in place with respect to certain administrative functions, disaster recovery services and other services. Where permitted, we utilize offshore and domestic business process and services firms to assist with implementing this strategy. There is significant competition for skilled technical professionals, and we expect that competition to increase, which could result in our outsourcing strategy not achieving its intended benefits. Operations in other parts of the world involve certain regional geopolitical risks that are different as compared to operating in the United States, including the possibility of civil unrest, terrorism and substantial regulation by the individual governments. These factors may cause disruptions in our business processes, which could have a material adverse effect on our business, results of operations and financial condition. We also may experience negative reactions from some patients, providers and payors, as a result of the actual or perceived disruption caused by the outsourcing of portions of our business operations. If we fail to maintain controls over our outsourced activities then such failure could have an adverse effect on our business, results of operations and financial condition.

Our reliance on relatively few vendors for the majority of our medical equipment and supplies and new excise taxes which are to be imposed on certain manufacturers of such items could adversely affect our ability to operate.

We currently rely on a relatively small number of vendors to provide us with the majority of our medical equipment and supplies, with five of our vendors providing approximately 66% of our total service equipment and supply purchases in the year ended December 31, 2024. These third-party vendors are not our employees, and except for remedies available to us under our agreements with such third-party vendors, we have limited ability to control the amount or timing of resources that any such third-party will devote to manufacturing our medical equipment and supplies. If these third-party vendors do not satisfactorily carry out their contractual duties or fail to meet expected deadlines, our products and services to our patients may be delayed or subject to increased costs. The third parties we rely on for these services may also have relationships with other entities, some of which may be our competitors. From time to time, we also enter into certain exclusive arrangements with a given vendor for the provision of medical equipment and supplies. Further, some of our supply agreements contain pricing scales that depend on meeting certain order volumes. Our inability to procure certain medical equipment and supplies, including as a result of failure to maintain and renew certain agreements and access arrangements, could have a materially adverse effect on our business, results of operations and financial condition. For example, in the event of a public health emergency, the government may limit our access to certain equipment by purchasing such equipment themselves due to public interest. This may lead to heavy reliance on a limited number of vendors, thus causing a shortage in our own equipment and supply inventory. We often use vendors selectively for quality and cost reasons. Significant price increases, or disruptions in the ability to obtain such equipment and supplies from existing vendors, may force us to increase our prices (which we may be unable to do) or reduce our margins, which would force us to use alternative vendors. As such, our reliance on relatively few vendors could have an adverse effect on our business, results of operations and financial condition.

In addition, as a medical device distributor, we rely on third-party device manufacturers and suppliers to maintain compliance with all applicable regulatory requirements and to deliver products on schedule and in accordance with our expectations. There is a risk that a supplier or manufacturer fails to comply with applicable regulations, such as the FDA requirements including, but not limited to, pre- or post-approval inspections and current Good Manufacturing Practice (“cGMP”) requirements (e.g., violations that could render a product adulterated or misbranded), which could result in the FDA taking administrative or other legal action. An unfavorable resolution or outcome of any administrative, enforcement, or legal action against a manufacturer or supplier or any other matter that may arise out of any FDA inspection of their facilities or products could significantly and adversely affect our business. Failure by any such supplier to meet its contractual obligations or to comply with applicable laws or regulations could delay or prevent the manufacture, commercialization, or distribution of our products, and could also result in non-compliance or reputational harm. We do not conduct formal environmental, social or governance due diligence on our third-party vendors and may not be in a position to identify regulatory compliance issues in a timely manner.

If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties or do so on commercially reasonable terms. Any change in the existing vendors we use could cause delays in the delivery of products and possible losses in revenue, which could adversely affect our business, results of operations and financial condition. In addition, alternative vendors may not be available, or may not provide their products and services at similar or favorable prices. If we cannot obtain the medical equipment and supplies we currently use, or alternatives at similar or favorable prices, our ability to provide such products may be severely impacted, which could have an adverse effect on our business, results of operations, financial condition, cash flow, capital resources and liquidity.

We do not currently have invention assignment agreements with all of our employees. If we are unable to protect the confidentiality of our other proprietary information, our business and competitive position may be harmed.

Since we do not own or have a license or other rights under any patents that are material to our business, we rely on other proprietary rights, including protection of trade secrets, and other proprietary information that is not patentable or that we elect not to patent. However, trade secrets can be difficult to protect, and some courts are less willing or unwilling to protect trade secrets. To maintain the confidentiality of our trade secrets and proprietary information, we must obtain assignments of those proprietary rights from our employees or third-party contractors and include confidentiality provisions that we have in contracts with our employees, consultants, collaborators and others upon the commencement of their relationship with us. We do not currently have such assignments or confidentiality obligations in place with respect to all of our employees. We also cannot guarantee that we have entered into such agreements with other parties that may have or have had access to our trade secrets or proprietary technology and processes. Without having these agreements in place, there may be disputes around ownership of information that we consider ours or otherwise use in connection with our business, and we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such third parties.

Even where we have agreements in place, these contracts may not provide meaningful protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information. There can be no assurance that such third parties will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. Despite the protections we do place on our intellectual property or other proprietary rights, monitoring unauthorized use and disclosure of our intellectual property is difficult, and we do not know whether the steps we have taken to protect our intellectual property or other proprietary rights will be adequate.

We rely on, and in the future we may rely on, third-party contractors and components for certain of our technology, software, information systems and products and our disaster recovery plan.

We rely on, and in the future we may rely on, third parties for certain of our technology, software, information systems and product needs including our disaster recovery plan. If we are unable to obtain or maintain licenses to utilize such technology, software, information systems or products, we could incur unanticipated expenses, suffer disruptions in service, experience regulatory issues and lose revenue from the operation of our business. For example, some of our technology, software, information systems and products contain components or products that are developed by third parties. We may not be able to replace the functions provided by these third-party components or products if they become obsolete, defective or incompatible with future versions of our products or with our services and solutions, or if they are not adequately maintained or updated, which could adversely affect our competitive business position and harm our business prospects. Furthermore, in the future, should we be required to obtain licenses to any third-party technology, such licenses may not be available to us on commercially reasonable terms, or at all. If we are unable to obtain rights to required third-party technology or intellectual property rights or maintain the existing rights we have, we may be required to expend significant time and resources to replace such rights, which may not be feasible on a technical or commercial basis and may harm our business, results of operations and financial condition.

We believe we have all the necessary licenses from third parties to use technology, software and intellectual property assets used in our business that we do not own. A third party could, however, allege that we are infringing its rights, which may deter our ability to obtain licenses on commercially reasonable terms from the third party, if at all, or cause the third party to commence litigation against us. If we fail to comply with our obligations in any of our license agreements, the licensor may have the right to terminate the license and we may not be able to make use of the technology that was covered by the license, which may adversely impact our business.

In addition, we may find it necessary to initiate litigation against a third party to protect our trade secrets, to enforce our intellectual property rights and to determine the scope and validity of any proprietary rights of others. Any such litigation, or the failure to obtain any necessary licenses or other rights, could cause us to incur significant expenses and could distract our management and other personnel from their normal responsibilities and could materially and adversely affect our business. Alternate sources for the technology, software, information systems and products currently provided by third parties to us may not be available to us in a timely manner, and may not provide us with the same functions as currently provided to us or may be more expensive than products we currently use or sell.

Further, the risk of intellectual property infringement claims against us may increase as we expand our business to include more third-party systems and products and continue to incorporate third-party components, software and/or other intellectual property into the products we sell. Also, individuals and firms have purchased intellectual property assets in order to assert claims of infringement against technology providers and customers that use such technology. Any infringement action brought against us or our providers could be costly to defend or lead to an expensive settlement or judgment against us and we may not have sufficient financial or other resources to conduct such litigation adequately. Any of the foregoing could harm our business, results of operations and financial condition.

We generate a significant portion of our revenue from the provision of sleep therapy equipment and supplies to patients, and our success is therefore highly dependent on our ability to furnish these items.

Approximately 33% and 33% of our net revenue for the years ended December 31, 2024 and 2023, respectively, was generated from the provision of sleep therapy equipment and supplies to patients. Our ability to execute our growth strategy therefore depends upon the adoption by patients, physicians and sleep centers, among others, of our sleep therapy equipment and supplies to treat their patients suffering from obstructive sleep apnea (“OSA”). There can be no assurance that our sleep therapy equipment and supplies will continue to maintain broad acceptance among physicians and patients. Any failure by us to satisfy physician or patient demand for our equipment and supplies or to maintain meaningful market acceptance may harm our business, results of operations and financial condition.

Changes in medical equipment technology and development of new treatments may cause our current equipment or services to become obsolete.

We evaluate changes in home medical equipment technology and treatments on an ongoing basis for purposes of determining the feasibility of replacing or supplementing items currently included in the patient service equipment inventory and services that we offer patients. Our selection of medical equipment and services is formulated on the basis of a variety of factors, including overall quality, functional reliability, availability of supply, payor reimbursement policies, product features, labor costs associated with the technology, acquisition, repair and ownership costs and overall patient and referral source demand, as well as patient therapeutic and lifestyle benefits. Manufacturers continue to invest in research and development to introduce new products to the marketplace. It is possible that major changes in available technology, payor benefit or coverage policies related to those changes or the preferences of patients and referral sources may cause our current product offerings to become less competitive or obsolete, and it will be necessary to adapt to those changes. Unanticipated changes could cause us to incur increased capital expenditures and accelerated equipment write-offs, and could force us to alter our sales, operations and marketing strategies.

In addition, the development and commercialization of new drugs to address obesity and type 2 diabetes may limit the demand for our current equipment or services. A number of new glucagon-like peptide (GLP-1) receptor agonist drugs, including Mounjaro, Wegovy, and Ozempic, have entered the market. The long-term effect of these drugs on our business is uncertain. However, these drugs may have a significant impact on obesity rates over time, which may result in reduced demand for our current equipment or services and we may not be able to adapt to those changes to stay competitive.

Unexpected changes in vendor payment terms may weaken our financial position.

Certain of our suppliers and vendors provide extended payment terms, ranging from a period of 90 days to nine months. Changes in those terms could have a material impact on our cash flow and results of operations. We have had to historically renegotiate payment terms and other provisions in agreements with certain suppliers and vendors in order to improve our financial position. If we are required to renegotiate any of these agreements, and lose the advantage of extended payment terms, our business, results of operations and financial condition may be adversely affected.

In addition, some of our vendors provide us with capital leases on attractive terms. If our vendors tighten their credit limits on these capital leases, or decline to provide such capital leases, then we may be forced to seek alternative financing arrangements on less favorable terms. These arrangements may be at a higher cost to us and may have a negative impact on our business, results of operations and financial condition.

Our business is dependent on the protection of our intellectual property. If our intellectual property rights or our protection and enforcement of them is inadequate to protect our competitive advantage, our business, results of operations and financial condition could be adversely affected.

The success of our business depends in part on our ability to protect our intellectual property rights with respect to our technologies. We rely on certain unregistered intellectual property rights, including unpatented intellectual property embodied in the software we develop, to protect and prevent others from duplicating our proprietary technology. Such means may afford only limited protection of our intellectual property and may not: (i) prevent our competitors from duplicating our technology; (ii) prevent our competitors from gaining access to our proprietary information and technology; or (iii) permit us to gain or maintain a competitive advantage.

In addition, there can be no assurance that competitors and other third parties will not independently develop, or otherwise design around, our intellectual property protections related to our proprietary technology, in which case we would not be able to prevent such third parties from using developing similar technology.

We use certain open source technology in our business. We may face claims from open source licensors claiming ownership of, or demanding the release of, the technology and any other intellectual property that we developed using or derived from such open-source technology.

We use open-source technology in our business and will continue to use open-source technology in the future. There is a risk that open-source technology licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to offer our products. Open source licensors may also decide to change the conditions on which they make their open-source technology available for our use. Additionally, we may face claims from open-source licensors claiming ownership of, or demanding the public release or free license of, the technology and any other intellectual property that we developed using or derived from such open source technology. These claims could result in litigation and could require that we make our technology freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant technology and product development resources, and we may not be able to complete the process successfully.

Our business depends on our information systems, including software licensed from or hosted by third parties, and any failure or significant disruption or effective cyber-attack on any of these systems, security breaches or improper disclosure of or loss of data could materially affect our business, results of operations and financial condition.

Our business depends on the proper functioning and availability of our computer systems and networks. We rely on an external service provider to provide continual maintenance, upgrading and enhancement of our primary information systems used for our operational needs. To the extent that our third-party providers fail to support, maintain and upgrade such software or systems, or if we lose our licenses with third-party providers, the efficiency of our operations could be disrupted or reduced.

The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. In addition, the prevalent use of mobile devices that access confidential information increases the risk of data security breaches, which could lead to the loss of confidential information or other intellectual property. We or our third-party vendors may experience cybersecurity and other breach incidents, including such incidents that remain undetected for an extended period. A cybersecurity attack or other incident that bypasses our or our third-party vendors’ information systems security could cause a security breach that may lead to a material disruption to our information systems infrastructure or business and/or involve a significant loss of business or patient health or other protected data or information. If a cybersecurity attack or another unauthorized attempt to access our or our third-party vendors’ systems or facilities were to be successful, it could result in the theft, destruction, loss, misappropriation or release of confidential information or intellectual property, and could cause operational or business delays that may materially impact our ability to provide various healthcare services.

Even when a security breach is detected, the full extent of the breach may not be determined immediately. If we experience a reduction in the performance, reliability, or availability of our information systems, our operations and ability to process transactions and produce timely and accurate reports could be materially adversely affected. If we experience difficulties with the transition and integration of information systems or are unable to implement, maintain, or expand our systems properly, we could suffer from, among other things, operational disruptions, delays, cessation of service, regulatory problems, increases in administrative expenses and other harm to our business and competitive position. For example, in February 2024, we learned that one of our third-party software providers who interfaces with UnitedHealth Group’s Change Healthcare (“Change Healthcare”) information technology systems in connection with our claims processing activity had a cybersecurity threat actor gain access to some of the Change Healthcare information technology systems. UnitedHealth Group isolated the impacted systems upon learning of this threat and Change Healthcare has suspended its claims processing activity with our third-party software provider. The full impact of this incident has yet to be determined but depending on the duration of the impact and the availability of alternative claims processing engines, it could have an adverse effect on our business and results of operations.

There can be no assurance that our and our third-party software providers’ safety and security measures and disaster recovery plans will prevent damage, interruption, breach of their information systems and operations or data loss. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect, our and our third-party software providers’ may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security of our information systems. Unauthorized parties may attempt to gain access to our systems or facilities, or those of third parties with whom we do business, including our confidential managed file transfer software providers, through fraud or other forms of deceiving our employees or contractors. Costs and potential problems and interruptions associated with any such unauthorized access or the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems and technology, including systems and technology intended to protect against unauthorized access, also could disrupt or reduce the efficiency of our operations.

Any successful cybersecurity attack or other unauthorized access to our, our third-party vendors’, or any of our or their acquisition targets’ systems, facilities or patient health information also could result in negative publicity, which could damage our reputation or brand with our patients, referral sources, payors or other third parties and could subject us to substantial penalties under the Health Insurance Portability and Accountability Act (“HIPAA”) and other federal, state and foreign data protection laws, in addition to costs and potential damages associated with private litigation related to those affected. Failure to maintain the security and functionality of our information systems and related software or to contract with third parties which do, or a failure to defend a cybersecurity attack or other attempt to gain unauthorized access to our, our third-party vendors’, or any of our or their acquisition targets’ systems, facilities or patient health information, could expose us to a number of adverse consequences, the vast majority of which are not insurable, including, but not limited to, disruptions in our operations, regulatory and other civil and criminal penalties, fines, investigations and enforcement actions (including, but not limited to, those arising from the FTC, the Office of Inspector General or state enforcement authorities), private litigation with those affected by the data breach, loss of customers, disputes with payors and increased operating expense, all or any of which could adversely impact our financial condition and results of operations.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We rely on our trademarks, service marks, domain names and logos to market our brands and to build and maintain brand loyalty and recognition. We rely on trademark protections to protect our business and our products and services. Our registered or unregistered trademarks, trade names or service marks may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Effective trademark protection may not be available or may not be sought in every country in which our products are made available. Similarly, not every variation of a domain name may be available or be registered, even if available. We may not be able to protect our rights to these trademarks, domain names and trade names, which we need to build brand name recognition by potential patients or partners in our markets of interest. If that were to happen, we may be prevented from using our names, brands and trademarks unless we enter into appropriate royalty, license or coexistence agreements. Over the long term, if we are unable to establish name recognition based on our trademarks, service marks, domain names and trade names, then we may not be able to compete effectively, and our business could be adversely affected.

Our capitation arrangement may prove unprofitable if actual utilization rates exceed our assumptions.

We are party to one capitation arrangement with a commercial payor, pursuant to which they have agreed to pay us a fixed amount (on a per member per month basis for a defined patient population) without regard to the actual services provided. Capitation revenues represented approximately 7.0% of our total revenues for 2024. We negotiate the contractual rate in this arrangement with the payor based on assumptions regarding average expected utilization of services. If actual utilization rates exceed our assumptions, the profitability of this arrangement may be diminished. Moreover, we may be obligated to perform under such capitation arrangement even if the contractual reimbursement rates are insufficient to cover our costs based on actual levels of utilization.

Our current insurance program is expensive to maintain and may expose us to unexpected costs and negatively affect our business, financial condition and results of operations, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates.

There is an inherent risk of liability in the provision of healthcare services. As participants in the healthcare industry, we may periodically be subject to lawsuits, some of which may involve large claims and significant costs to defend, such as mass tort or other class actions. Although our insurance coverage reflects deductibles, self-insured retentions, limits of liability and similar provisions that we believe are reasonable based on our operations, the coverage under our insurance programs may not be adequate to protect us in all circumstances. Our insurance policies contain exclusions and conditions that could have a materially adverse impact on our ability to receive indemnification thereunder, as well as customary sub-limits for particular types of losses. Additionally, insurance companies that currently insure companies in our industry may cease to do so, may change the coverage provided or may substantially increase premiums in the future. The incurrence of losses and liabilities that exceed our available coverage, therefore, could have a material adverse effect on our business, financial condition and results of operations.

We currently self-insure a significant portion of expected losses under our workers’ compensation, automobile liability and employee health insurance programs and, to offset negative insurance market trends, we may elect to increase our self-insurance coverage, accept higher deductibles or reduce the amount of coverage. Unanticipated changes in any applicable actuarial assumptions and management estimates underlying our liabilities for these losses could result in materially different expenses than expected under these programs, which could have a material adverse effect on our financial condition and results of operations. In addition, if we experience a greater number of these losses than we anticipate, it could have a material adverse effect on our business, financial condition and results of operations.

We are highly dependent upon senior management; our failure to attract and retain key members of senior management could have a material adverse effect on us.

We are highly dependent on the performance and continued efforts of our senior management team. Our future success is dependent on our ability to continue to attract and retain qualified executive officers and senior management. Any inability to manage our operations effectively could have a material adverse effect on our business, results of operations and financial condition.

Our business operations are labor intensive. Difficulty in hiring enough additional management and other employees, increasing costs of compensation or employee benefits, and the potential impact of unionization and organizing activities could have an adverse effect on our business, results of operations and financial condition.

The success of our business depends upon our ability to attract and retain highly motivated, well-qualified management and other employees. The payment of salaries and benefits to our employees is one of our most significant expenses. In addition, we face significant competition in the recruitment of qualified employees, which has in the past resulted in salary and wage increases for certain employee groups. In particular, continuously improving the quality of our sales force and marketing team with the technical expertise and supporting distribution capabilities to perform our services in each of the territories in which we may have approval to sell and market out products will be expensive, time-consuming and will require significant attention of our management. If we are unable to recruit or retain a sufficient number of qualified employees, or if the costs of compensation or employee benefits increase substantially, then our ability to deliver services effectively could suffer and our profitability would likely be adversely affected. For example, the increase in payments of unemployment benefits may impact the size of the labor pool that we have to choose from and proposed increases in the federal minimum wage may also negatively impact our costs of labor if such increases are enacted. In addition, union organizing activities may occur in the future, and the adverse impact of unionization and organizing activities on our costs and operating results could be substantial.

Uncertainties about the effect of the Rotech Acquisition on our employees may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Rotech Acquisition is completed. Retention of certain employees may be challenging during the pendency of the Rotech Acquisition, as employees may experience uncertainty about their future roles at the Company. If key employees depart because of issues relating to such uncertainty, difficulty integrating or a desire not to remain with the business, our business prior to and the combined company’s business following the Rotech Acquisition could be negatively impacted.

We may be required to take significant write-downs in connection with impairment of our intangible or other long-lived assets.

Intangible and other long-lived assets comprise a significant portion of our total assets. Intangible assets include trade names, payor relationships and accreditations with various agencies. An impairment review of indefinite-lived intangible assets is conducted at least once a year and if events or changes in circumstances indicate that their carrying value may not be recoverable, an impairment write-down may be required. Intangible assets with a finite life and other long-lived assets are tested for recoverability whenever changes in circumstances indicate that their carrying value may not be fully recoverable.

Depending on the future business performance of the Company and other events, we may be required to recognize increased levels of future intangible amortization, or incur further charges to recognize the impairment of our assets.

Our goodwill may become impaired, which would require us to record a significant impairment charge to earnings in accordance with generally accepted accounting principles.

U.S. GAAP requires us to test our goodwill for impairment on an annual basis, or more frequently if indicators for potential impairment exist. The testing required by GAAP involves estimates and judgments by management. Although we believe our assumptions and estimates are reasonable and appropriate, any significant adverse changes in one or a combination of key assumptions, including, but not limited to, a failure to meet our business plans or expected earnings and cash flows, unanticipated events and circumstances such as inflationary pressures and our planned efforts to mitigate such impacts, disruptions in the supply chain, an increase in the discount rate, a decrease in the terminal growth rate, increases in tax rates (including potential tax reform) or a significant change in industry or economic trends, may affect the accuracy or validity of such estimates and may result in goodwill impairment. No impairment charges to goodwill were recorded in 2024 or 2023. We may be required to record a material charge to earnings in our consolidated financial statements during the period in which any impairment of our goodwill is determined, which charge could adversely affect our results of operations.

We have been negatively impacted by continued inflation, rising interest rates and the imposition of tariffs.

Current and future inflationary effects may be driven by, among other things, general inflationary cost increases, supply chain disruptions and governmental stimulus or fiscal policies. The cost to manufacture and distribute the equipment and products that we provide to patients is influenced by the cost of materials, labor, and transportation, including fuel costs. We continue to experience inflationary pressure and higher costs as a result of the increasing cost of materials, labor and transportation. The increase in the cost of equipment and products is due in part to a shortage in the availability of certain products, the higher cost of shipping, and general inflationary cost increases. Additionally, we generally are not able to pass increased costs onto customers to offset inflationary pressures. As a result, we expect that such increases in costs, as well as further increases in inflation will impact our costs for labor, equipment and products, and the margins we are able to realize on our products, and could also impact the overall demand for our products and services, all of which could have an impact on our business, financial position, results of operations and cash flows. In addition, future volatility of general price inflation and the impact of inflation on costs and availability of materials, costs for shipping and warehousing, workforce wage pressure, and other operational overhead could adversely affect our financial results. Although there have been recent increases in inflation, we cannot predict whether these trends will continue. Our primary mitigation efforts relating to these inflationary pressures include utilizing our purchasing power in negotiations with vendors and the increased use of technology to drive operating efficiencies and control costs, such as our digital platform for prescriptions, orders and delivery.

Current inflationary increases have resulted in higher interest rates, which in turn have resulted in higher interest expense related to our variable rate indebtedness. Future increases in inflation may result in higher interest rates which could increase interest expense related to our variable rate indebtedness and any borrowings we may undertake to refinance existing fixed rate indebtedness. Higher interest rates also impact the discount rate used in the valuation of intangible assets, including goodwill, and the impact on the discount rate could result in impairment charges for such assets.

The Trump Administration, during its first term from 2017 to 2021, imposed certain tariffs and retaliatory tariffs, as well as other trade restrictions on products and materials. President Trump again has signaled that his new Administration will impose tariffs and retaliatory tariffs against U.S. trading partners. On February 1, 2025, President Trump issued an Executive Order imposing tariffs at various levels on imports from Canada, Mexico and China. As a result of an increase in tariffs on metals imports, the cost of the oxygen tanks to us have increased. The newly imposed tariffs have also resulted in immediate threats of retaliatory tariffs against U.S. goods and resulted in discussions with the countries which have delayed many of the U.S. imposed tariffs while discussions with each trading partner continue. Any changes in political, trade, regulatory, and economic conditions, including U.S. trade policies, could have a material adverse effect on our financial condition and results of operations. The impact of these , as well as any increases in existing tariffs or additional tariffs that may be imposed, tariffs on our financial condition and results of operations, if any, is subject to a number of factors that are not yet known, including any countermeasures that the target countries may take in response to such tariffs. We may not be able to take any mitigating actions that may become available to us, such as our ability to pass along some or all of the costs of any tariffs to some or all of our customers, particularly in light of the fact that payors control the fee schedules and reimbursement rules for our products and services. As a result, such measures could have a material adverse effect on our business, results of operations and financial condition.

Natural disasters or other catastrophic events could materially disrupt and have a negative effect on our business, results of operations and financial condition.

Natural disasters, such as hurricanes or earthquakes, could disrupt our ability to do business. For example, such events could result in physical damage to one or more of our properties, the temporary closure of one or more of our locations, the temporary inability to process payroll or process claims, a negative effect in our ability to comply with certain licensing requirements, and/or a delay in the delivery of products and the provision of our service offerings. These events could also reduce demand for our products and service offerings, or make it difficult or impossible to receive products from suppliers. We may be required to suspend operations in some of our branch locations, which could have a material adverse effect on our business, results of operations and financial condition.

We experience competition from numerous other sleep therapy equipment, home respiratory, mobility equipment and diabetes medical devices and supplies providers, and this competition could adversely affect our revenues and our business.

The sleep therapy equipment, home respiratory, mobility equipment and diabetes medical devices and supplies markets are highly competitive and include a large number of providers, some of which are national providers, but most of which are either regional or local providers, including hospital systems, physician specialists and sleep labs. The primary competitive factors are quality considerations such as responsiveness, access to payor contracts, the technical ability of the professional staff and the ability to provide comprehensive services. These markets are very fragmented. Some of our competitors may now or in the future have greater financial resources or more effective sales and marketing activities. Our largest national home respiratory/home medical equipment provider competitors include Lincare Holdings Inc., Cardinal Health, Inc. and, prior to the completion of the Rotech Acquisition, Owens & Minor Inc. and Apria. The rest of the homecare market in the United States consists of regional providers and product-specific providers, as well as numerous local organizations. Hospitals and health systems are routinely looking to provide coverage and better control of post-acute healthcare services, including homecare services of the types we provide. These trends may continue as new payment models evolve, including bundled payment models, shared savings programs, value-based purchasing and other payment systems.

New entrants to the sleep therapy equipment, home respiratory/home medical equipment and diabetes medical devices and supplies markets could have a material adverse effect on our business, results of operations and financial condition. A number of manufacturers of home respiratory equipment currently provide equipment directly to patients on a limited basis. Such manufacturers have the ability to provide their equipment at prices below those charged by us, and there can be no assurance that such direct-to-patient sales efforts will not increase in the future or that such manufacturers will not seek reimbursement contracts directly with our third-party payors, who could seek to provide equipment directly to patients from the manufacturer. In addition, pharmacy benefit managers, including CVS Health Corporation and the OptumRx business of UnitedHealth Group Incorporated, could enter the HME products and services market and compete with us. Large technology companies, such as Amazon.com, Inc. and Alphabet Inc., have disrupted other supply businesses and have entered the healthcare market. In the event such companies enter the HME products and services market, we may experience a loss of referrals or revenue.

We may be adversely affected by consolidation among health insurers and other industry participants.

In recent years, there has been a continuing trend of health insurers merging or increasing efforts to consolidate with other non-governmental payors. Insurers are also increasingly pursuing alignment initiatives with healthcare providers. Consolidation within the health insurance industry may result in insurers having increased negotiating leverage and competitive advantages, such as greater access to performance and pricing data. Our ability to negotiate prices and favorable terms with health insurers in certain markets could be affected negatively as a result of this consolidation. In addition, the shift toward value-based payment models could be accelerated if larger insurers, including those engaging in consolidation activities, find these models to be financially beneficial. There can be no assurance that we will be able to negotiate favorable terms with payors and otherwise respond effectively to the impact of increased consolidation in the payor industry or vertical integration efforts.

Political and economic conditions, including significant global or regional developments such as economic and political events, international conflicts (including the ongoing war in Ukraine and the Hamas-Israel conflict), natural disasters and public health crises that are out of our control, could adversely affect our revenue, financial condition and results of operations.

Our business can be affected by a number of factors that are beyond our control, such as general geopolitical, economic and business conditions, including slower economic growth, disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, inflation, elevated unemployment levels, sluggish or uneven economic recovery, government actions impacting trade agreements including the imposition of trade restrictions such as tariffs and retaliatory counter measures, government deficit reduction, tax legislation increasing the federal corporate income tax rates, natural and other disasters, public health crises affecting our operations or our customers or suppliers, staffing shortages, production slowdowns or stoppages, raw material shortages and disruptions in delivery systems. We continue to monitor the worsening macroeconomic conditions, such as the war in Ukraine, the Hamas-Israel conflict and global geopolitical tension. Turmoil in the financial markets, including in the capital and credit markets, and any uncertainty over its breadth, depth and duration may put pressure on the global economy and could have a negative effect on our business. Further, if global financial markets experience extreme disruption, governments may take unprecedented actions intended to address extreme market conditions that may include severely restricted credit and declines in real estate values. If conditions in the global economy, U.S. economy or other key vertical or geographic markets are weak or uncertain, we could experience material adverse impacts on our revenue, financial condition and results of operations.

Risks Related to the Healthcare Industry

In the following discussion of Risks Related to the Healthcare Industry, the “Company,” “our,” or “we” refer to the combined company and its subsidiaries.

Set forth below are certain risk factors that we currently believe could materially and adversely affect our business, financial condition, results of operations and cash flows. These risk factors are in addition to those mentioned in other parts of this offering memorandum and are not all of the risks that we may face. We could also be affected by risks that we currently are not aware of or that we currently do not consider material to our business.

The healthcare sector remains inherently challenging and presents particular risks to investors.

The nature and scope of healthcare regulations are generally subject to political forces and market considerations. While investments in healthcare companies offer the opportunity for significant gains, such investments also involve a high degree of business and financial risk and can result in substantial or total loss. Healthcare reform continues to be a significant factor in the profitability of healthcare companies, particularly with the focus on coordinated and value-based care initiatives and departures from fee for service driven models. New laws, regulations, and judicial decisions, or new interpretations of existing laws, regulations and decisions that relate to healthcare availability, methods of delivery, or payment for products and services, or sales, marketing, or pricing, may have a material negative impact on the performance of our business. We cannot predict whether new legislation or regulations governing the healthcare industry will be enacted by legislative bodies or governmental agencies, or what effect such legislation or regulations might have.

In both the U.S. and foreign markets, sales of healthcare products and services, and the success of such platforms, frequently depend, in part, on the availability of reimbursement from payors. The levels of revenues and profitability of providers/suppliers of healthcare products and services may be affected by the continuing efforts of payors to contain or reduce the costs of healthcare. Significant uncertainty exists as to the reimbursement status of certain healthcare products and services. There can be no assurance that our proposed products or services will be considered cost-effective or that adequate third-party reimbursement will be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment.

Further, companies in the healthcare industry are often subject to significant risks related to litigation and liability for damages in connection with their operations, or products and services offered. The litigation and liability environment in the healthcare industry is constantly evolving, and new judicial decisions and legislative activity may increase exposure to any of these types of claims. Even if liability insurance is maintained by our business, it may not be adequate to cover potential liabilities, including as a result of warranty and product liability claims.

Healthcare companies may face intense competition, including competition from companies with greater financial resources, more extensive research and development, sales and marketing, customer services and support and other capabilities, and a larger number of qualified managerial and technical personnel.

The manufacturing of healthcare products is a highly complex process, to which regulators apply stringent standards. From time to time, issues can arise in manufacturing that may result in a delay or suspension of a product, or even a recall of a product. An error may arise in the production process that results in the contamination of a product or batch, or more simply, a product batch being produced outside of approved specifications as a result of production variability. Corrective actions to such events can impact profitability and sometimes remove products from the market.

Healthcare companies, whether focused on or possessing healthcare technological components, often face specific risk which we may be exposed to. Such risks typically include: (1) rapidly changing science and technologies; (2) new competing products and improvements in existing products, which may quickly render existing products or technologies obsolete; (3) scarcity of management, technical, scientific, research, and marketing personnel with appropriate training; (4) the possibility of lawsuits related to patents and other intellectual property and their associated rights; and (5) rapidly changing investor sentiments and preferences with regard to technology sector investments.

We have concentration in and dependence on certain healthcare provider customers, GPOs, and Payors.

In 2024, although no single customer accounted for 5% of our consolidated net revenue, our top ten customers in the U.S. represented approximately 23% of our consolidated net revenue. In addition, in 2024, approximately 65% of our consolidated net revenue was from sales to member hospitals under contract with our largest GPOs: Vizient, Premier and HPG. We could lose a significant healthcare provider customer or GPO relationship if an existing contract expires without being replaced or is terminated by the customer or GPO prior to its expiration. Although the termination of our relationship with a given GPO would not necessarily result in the loss of the member hospitals as customers, any such termination of a GPO relationship, or a significant individual healthcare provider customer relationship or payor, could have a material adverse effect on our results of operations, financial condition and cash flows. In 2024, although no single payor accounted for 10% of our consolidated net revenue, the largest payor, with which we have multiple contracts, represented approximately 22% of our Patient Direct net revenue.

The medical products industry is subject to a multi-tiered costing structure, which can vary by manufacturer and/or product. Under this structure, certain institutions can obtain more favorable prices for medical products than we are able to obtain. The multi-tiered costing structure continues to expand as many large integrated healthcare providers and others with significant purchasing power, such as GPOs, demand more favorable pricing terms. Additionally, the formation of new provider networks and GPOs may shift purchasing decisions to entities or persons with whom we do not have a historical relationship. This may threaten our ability to compete effectively, which could in turn negatively impact our financial results. Although we are seeking to obtain similar terms from manufacturers to obtain access to lower prices demanded by GPO contracts or other contracts, and to develop relationships with provider networks and new GPOs, we cannot assure you that such terms will be obtained or contracts will be executed.

Our failure to establish and maintain relationships with hospital and physician referral sources may cause our revenue to decline.

We do not have contracts or exclusive arrangements with most hospitals or physicians for our Patient Direct segment. Instead, we attempt to work closely with hospitals and physicians to accept discharges and referrals of their patients who require our services. Therefore, the success of our Patient Direct segment is significantly dependent on referrals from hospital and physician sources. If we are unable to successfully establish new referral sources and maintain strong relationships with our current referral sources, if there is an actual or perceived decrease in the quality of service and care levels we provide, or if efforts to increase the skill level and effectiveness of our sales force fail, our revenues may decline. In addition, our relationships with referral sources are subject to federal and state healthcare laws such as the U.S. federal Anti-kickback Statute and the U.S. federal Stark Law (“Stark Law”), and compliance with these laws limits the scope of our relationships with our referral sources.

Changing conditions in the U.S. healthcare industry may impact our results of operations and cash flows.

A large percentage of our revenue is derived in the U.S. We, along with our customers and suppliers, are subject to extensive federal and state regulations relating to healthcare as well as the policies and practices of the private healthcare insurance industry. As discussed in more detail below, in recent years, there have been a number of government and private initiatives to reduce healthcare costs and government spending. These changes have included an increased reliance on managed care; consolidation of competitors, suppliers and customers; a shift in healthcare provider venues from acute care settings to clinics, physician offices and home care; and the development of larger, more sophisticated purchasing groups. National and regional insurers and managed care organizations are regularly attempting to seek reductions in the prices we charge for our products and services to them and their members, including through direct contracts with healthcare providers, increased oversight and greater enrollment of patients in managed care programs and preferred provider organizations. We have faced, and expect to continue to face, pricing pressures due to reductions in provider reimbursement for our products and services. In addition, in recent years, the healthcare industry in the U.S. has experienced and continues to experience significant consolidation in response to cost containment legislation and general market pressures to reduce costs. This consolidation of our customers, health insurers and suppliers generally gives them greater bargaining power to reduce the pricing available to them. All of these changes place additional financial pressure on healthcare provider customers, who in turn seek to reduce the costs and pricing of products and services provided by us. We expect the healthcare industry to continue to change significantly and these potential changes, which may include a reduction in government support of healthcare services, adverse changes in legislation or regulations, and further reductions in healthcare reimbursement practices, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Specifically, to participate in and qualify for reimbursement under governmental reimbursement programs such as Medicare and Medicaid, we must comply with extensive conditions of participation imposed by federal and state authorities as well as third-parties administering such governmental reimbursement programs. If we were to violate the applicable regulations or requirements governing participation, we could be excluded from participation in federal and state healthcare programs and be subject to substantial administrative, civil and criminal penalties.

Demand for many of the existing and new medical devices and supplies dispensed to our customers is, and will continue to be, affected by the extent to which government healthcare programs and private health insurers reimburse us and our customers for their members’/beneficiaries’ medical expenses in the jurisdictions where we do business. Statutory and regulatory requirements for Medicare, Medicaid and other government healthcare programs govern provider reimbursement levels. From time to time, legislative changes are made to government healthcare programs that impact our business, and the federal and/or state governments may continue to enact measures in the future aimed at containing or reducing reimbursement levels for medical expenses paid for in whole or in part with government funds. The Patient Protection and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010 (collectively, “ACA”), the Medicare Improvements for Patients and Providers Act of 2008 (“MIPPA”), the Deficit Reduction Act of 2005 (the “DRA”) and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”), each contain provisions that have directly impacted reimbursement for the products we provide. Reimbursement from Payors varies and is dependent on contract negotiations and there is no guarantee that such contracts will be profitable, and failure to comply with these contracts may result in termination or financial liabilities. Efforts by Payors to reduce healthcare costs have intensified in recent years and will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by healthcare companies.

The MMA established a CBP for certain DMEPOS we provide. The DMEPOS CBP impacts the Medicare reimbursement amounts for suppliers of certain DMEPOS items, and in the past, included some DMEPOS items that we provide to our patients. Cumulatively, in previous competition rounds of the DMEPOS CBP in effect between 2011 and 2018, we were offered contracts for a substantial majority of the product categories for which we submitted bids. Competitive bidding contracts are expected to be re-bid at least every three years. While we cannot predict the outcome of the DMEPOS CBP on our business in the future nor the Medicare payment rates that will be in effect in future years, the program may materially adversely affect our financial condition, results of operations and cash flows.

State Medicaid programs implement reimbursement policies for the products and services we provide which can vary from state to state. We cannot predict whether states may consider adopting reimbursement reductions or whether any such changes could have a material adverse effect on our business.

We are subject to stringent regulatory and licensing requirements, and we have been, are and could become the subject of federal and state investigations and compliance reviews.

The development, manufacture, marketing, sale, promotion and distribution of products, as well as the provision of logistics and services in the healthcare industry and provisions of our contracts with certain governmental agencies, are subject to comprehensive regulation by federal, state, local and foreign governments and agencies. Compliance with these laws and regulations is costly and materially affects our business. Among other effects, healthcare regulation substantially increases the time, difficulty and costs incurred in obtaining and maintaining approvals to market newly developed and existing products. We believe we are in material compliance with all statutes and regulations applicable to our operations. Notwithstanding this, violations of these laws and regulations may still occur, which could subject us to civil and criminal enforcement actions; licensure revocation, suspension, or non-renewal; severe fines and penalties; the repayment of amounts previously paid to us; and even the termination of our ability to provide services under certain government programs.

Healthcare is an industry of rapid regulatory change. Changes in the laws and regulations and new interpretations of or guidelines relating to existing laws and regulations may affect permissible activities and compliance requirements, licenses and approvals required to be held, the relative costs associated with doing business, and reimbursement amounts paid by Payors. We cannot predict the future of federal, state, local and foreign regulation or legislation, or possible changes in national healthcare policies. Future legislative and regulatory changes could have a material adverse effect on our financial condition, results of operations and cash flows.

We, and certain of our employees, also are required to hold permits and licenses and to comply with the operational and security standards of various governmental bodies and agencies. Any failure to comply with these laws and regulations or any failure to maintain the necessary permits, licenses or approvals, or to comply with the required standards, could disrupt our operations and/or adversely affect our results of operations, financial condition and cash flows. Additionally, if we fail to comply with these laws, we could be subject to federal or state government investigations or qui tam actions (false claims cases initiated by private parties purporting to act on behalf of federal or state governments), which could result in civil or criminal sanctions, including the loss of licenses or the ability to participate in Medicare, Medicaid and other federal and state healthcare programs. Such sanctions and damages could adversely affect our results of operations, financial condition and cash flows.

Of particular importance, each of which may be amended and updated from time to time, are:

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The Anti-Kickback Statute (the “AKS”) and similar state equivalents prohibits providers and others from directly or indirectly soliciting, receiving, offering or paying any remuneration with the intent of generating referrals or orders for services or items covered by a federal healthcare program. Courts have interpreted this statute broadly and held that there is a violation of the AKS if just one purpose of the remuneration is to generate referrals. Violations of the AKS may result in civil monetary penalties up to $124,732 for each violation, plus up to three times the remuneration involved. Civil penalties for such conduct can further be assessed under the federal False Claims Act (“FCA”). Violations can also result in criminal penalties, including criminal fines of up to $100,000 and imprisonment of up to 10 years. Similarly, violations can result in exclusion from participation in government healthcare programs, including Medicare and Medicaid;

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The federal physician self-referral law, commonly referred to as the Stark Law prohibits physicians from referring Medicare and Medicaid patients to healthcare entities in which they or any of their immediate family members have ownership interests or other financial arrangements, if these entities provide certain designated health services (including home healthcare services) reimbursable by Medicare or Medicaid, unless an exception applies. The Stark Law also prohibits entities that provide designated health services reimbursable by Medicare and Medicaid from billing the Medicare and Medicaid programs for any items or services that result from a prohibited referral and requires the entities to refund amounts received for items or services provided pursuant to the prohibited referral on a timely basis. Sanctions for violating the Stark Law include denial of payment, civil monetary penalties of up to $27,894 per claim submitted and exclusion from the federal healthcare programs. Failure to refund amounts received as a result of a prohibited referral on a timely basis may constitute a false or fraudulent claim and may result in civil penalties and additional penalties under the FCA. The statute also provides for a penalty of up to $205,799 for a circumvention scheme;

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The Physician Payment Sunshine Act of 2010 requires tracking of payments and transfers of value to physicians and teaching hospitals and ownership interests held by physicians and their families, and reporting to the federal government and public disclosure of such data. Since 2022, reporting is also required for payments and transfers of value provided to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives. A number of states also require pharmaceutical companies to report expenses relating to the marketing and promotion of pharmaceutical products and to report gifts and payments to healthcare providers in the states;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and its implementing regulations, which also imposes certain regulatory and contractual requirements regarding the privacy, security and transmission of protected health information (“PHI”);

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The FCA and similar state laws provide, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. Among the many other potential bases for liability is the knowing and improper failure to report and refund amounts owed to the government within 60 days of identifying an overpayment. Submission of claims for services or items generated in violation of the AKS constitutes a false or fraudulent claim under the FCA. The federal government has taken the position, and some courts have held, that providers who allegedly have violated other statutes, such as the Stark Law, have thereby submitted false claims under the FCA. The FCA may be enforced directly by the federal government or by a whistleblower on the government’s behalf;

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The federal Eliminating Kickbacks in Recovery Act of 2018, which imposes criminal liability on individuals or entities that pay, receive, or solicit any remuneration in return for patient referrals to recovery homes, clinical treatment facilities, or laboratories;

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The federal Civil Monetary Penalties Law prohibits, among other things, the offering or transfer of remuneration to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state healthcare program, unless an exception applies;

•	Certain reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare or Medicaid programs;

•	A provision of the Social Security Act of 1935 (“SSA”) that imposes criminal penalties on healthcare providers who fail to disclose or refund known overpayments;

•	Regulations related to employing or contracting with individuals or entities that are sanctioned or excluded from participation in government healthcare programs;

•	The Federal Substance Abuse Confidentiality Regulations known as 42 C.F.R. Part 2;

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All applicable state laws regulating healthcare transactions that impose regulatory notice, consent, and/or approval requirements including written notice of any proposed merger, acquisition, corporate affiliation, or other transaction for various types of healthcare entities and healthcare providers, and any similar state laws that may be passed;

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Federal and state laws and policies that require healthcare providers to maintain licensure, certification, or accreditation to provide physician and other professional services, to enroll and participate in the Medicare and Medicaid programs, to report certain changes in their operations to the agencies that administer these programs, as well as state insurance laws;

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Similar state law provisions pertaining to anti-kickback, self-referral and false claims issues, some of which may apply to items or services reimbursed by any third-party payor, including commercial insurers or services paid out-of-pocket by patients; and

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Federal and state laws that prohibit providers from billing and receiving payment from Medicare and Medicaid for services unless the services are medically necessary, adequately and accurately documented, and billed using codes that accurately reflect the type and level of services rendered. To enforce compliance with the federal laws, the U.S. Department of Justice (“DOJ”) and the U.S. Department of Health and Human Services (“HHS”) Office of Inspector General (“OIG”, and collectively “HHS-OIG”) have continued their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. An example of the continued prioritization by the DOJ on corporate and healthcare matters is evidenced by the September 2022 release of the Monaco Guidelines, which reflect enhancements to long-standing DOJ Guidelines on corporate accountability. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase costs or otherwise have an adverse effect on operations. In addition, because of the potential for large monetary exposure under the FCA, which provides for treble damages and mandatory minimum penalties of $13,946 to $27,894 per false claim or statement, with such penalty amounts being updated from time to time, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

Federal and state agencies and health insurance carriers often conduct audits and request customer records and other documents to support claims submitted for payment of services rendered to customers. In response to an audit or inquiry, we are obligated to procure and submit the underlying medical records retained by various clinical providers, medical facilities and prescribers, which may be challenging. If a determination is made that our records or the patients’ medical records are insufficient to meet requirements for the claims, we could be subject to denials or overpayment demands for claims submitted for Medicare reimbursement. In the rare event that such an audit results in major discrepancies of claims records which lacked medical necessity, we may be subject to broader corrective measures, including extrapolation of audit results across a wider population of claims, submission of recoupment demands for claims other than those examined in the audit, or placing us on a full pre-payment review.

Our Patient Direct segment is a Medicare-certified supplier and participates in state Medicaid programs. Failure to comply with applicable standards and regulations could result in civil or criminal sanctions, including the loss of our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

We collect, handle and maintain patient-identifiable health information and other sensitive personal and financial information, which are subject to federal, state and foreign laws that regulate the use and disclosure of such information. Regulations currently in place continue to evolve, and new laws in this area could further restrict our ability to collect, handle and maintain personal or patient information, or could require us to incur additional compliance costs, either of which could have an adverse impact on our results of operations and cash flows. Violations of federal (such as HIPAA), state or foreign laws (such as the European Union General Data Privacy Regulation (“GDPR”) or the U.K. GDPR) concerning privacy and data protection could subject us to civil or criminal penalties, breach of contract claims, costs for remediation and harm to our reputation.

Our operations, including our billing practices and our arrangements with healthcare providers, are also subject to extensive federal and state laws and audits, inquiries and investigations from government agencies.

Applicable laws may be directed at payments for the products and services we provide, conduct of our operations, preventing fraud and abuse, and billing and reimbursement from government programs such as Medicare, Medicaid and from other payors. These laws may have related rules and regulations that are subject to interpretation and may not provide definitive guidance as to their application to our operations, including our arrangements with hospitals, physicians, and other healthcare providers.

Federal and state governments have contracted with private entities to audit and recover revenue resulting from payments made in excess of those permitted by federal and state benefit program rules. These entities include, but are not limited to, Recovery Audit Contractors that are responsible for auditing Medicare claims, Unified Program Integrity Contractors (“UPIC”) that are responsible for the identification of suspected fraud through medical record review and Medicaid Integrity Contractors, that are responsible for auditing Medicaid claims. We believe audits, inquiries, and investigations from these contractors and others will occur from time to time in the ordinary course of our business. We also may be subject to increased audits from payors and pursuant to federal, civil, and criminal statutes that relate to our billings to payors. Our efforts to be responsive to these audits, inquiries, and investigations may result in substantial costs and divert management’s time and attention away from the operation of our business. Moreover, an adverse outcome with respect to any audit, inquiry or investigation may result in damage to our reputation, or in fines, penalties or other sanctions imposed on us. Such pending or future audits, inquiries, or investigations, or the public disclosure of such matters, could have a material adverse effect on our business, financial condition, results of operations, cash flows, capital resources and liquidity.

Federal and state laws are broadly worded and may be interpreted or applied by prosecutorial, regulatory, or judicial authorities in ways that we cannot predict. Additionally, in many instances, there are only limited publicly available guidelines and methodologies for determining errors with certain audits. As a result, there can be a significant lack of clarity regarding required documentation and audit methodology. The clarity and completeness of each patient medical file, some of which is the work product of physicians not employed by us, is essential to successfully challenging any payment denials.

Accordingly, our arrangements and business practices may be the subject of government scrutiny or be found to violate applicable laws. If federal or state government officials challenge our operations or arrangements with third parties that we have structured based upon our interpretation of these laws, rules, and regulations, such a challenge could potentially disrupt our business operations and we may incur substantial defense costs, even if we successfully defend our interpretation of these laws, rules, and regulations. If the government or third parties successfully challenge our interpretation, such a challenge may have a material adverse effect on our business, financial condition, results of operations, cash flows, capital resources and liquidity.

We are subject to stringent healthcare and patient privacy regulations.

Numerous federal and state laws and regulations, including HIPAA and HITECH, govern the collection, dissemination, security, use and confidentiality of PHI. HIPAA includes a number of requirements pertaining to the privacy and security of certain PHI, as well as the standard formatting of certain electronic health transactions. As part of the provision of, and billing for, healthcare equipment and services, our Patient Direct segment is required to collect and maintain PHI and as such, are subject to HIPAA as a covered entity. HIPAA also applies to business associates of covered entities, which are individuals and entities that provide services for or on behalf of those covered entities. Failure of our business associates to comply with HIPAA requirements can adversely impact our business. HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations include civil monetary penalties of up to $71,162 per violation (updated annually), not to exceed approximately $2.1 million for violations of the same standard in a single calendar year (as of 2024, and subject to periodic adjustments for inflation). However, a single breach incident can result in violations of multiple standards, which could result in significant fines. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and up to one-year of imprisonment. The criminal penalties increase if the wrongful conduct involves false pretenses or the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. While HIPAA does not create a private right of action allowing individuals to sue in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI. Numerous other federal and state laws that protect the confidentiality, privacy, availability, integrity and security of PHI and healthcare related data also apply to us. In many cases, these laws are more restrictive than, and not preempted by, the HIPAA and HITECH rules and requirements, and may be subject to varying interpretation by courts and government agencies, creating complex compliance issues for us and potentially exposing us to additional expenses, adverse publicity and liability.

Further, federal and state consumer laws are being applied increasingly by the FTC and state enforcement authorities, to regulate the collection, use and disclosure of personal information or PHI, and to ensure that businesses and organizations maintaining personal information about individuals implement appropriate data safeguards. For instance, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, the “CCPA”) provides California residents with certain individual privacy rights and imposes data privacy and cybersecurity obligations on covered companies. The CCPA requires covered companies to provide certain disclosures to California residents about such companies’ data collection, use, sharing and other processing practices and to provide California residents with ways to opt-out of certain sales or transfers of their personal information, and provides California residents with certain additional causes of action. Although there are limited exemptions for PHI and HIPAA regulated entities, and the CCPA’s implementation standards and enforcement practices are continuing to develop and remain uncertain for the foreseeable future, the CCPA may increase our compliance costs and potential liability. Numerous other states have also enacted, or are considering enacting, their own comprehensive laws relating to data privacy and cybersecurity.

The FTC and HHS Office for Civil Rights (“OCR”) have interpreted that the information tracked by or obtained by tracking pixels may include health information and other forms of sensitive data and have indicated the use of tracking pixels without the proper disclosures and consents as a potential enforcement priority. Recent OCR guidance is subject to litigation and potential revisions. Any of our businesses using tracking technologies may be subject to tracking pixel legislation and regulation. Federal privacy laws are expected to continue to evolve.

New health information standards implemented on the federal and state level could have a significant effect on the manner in which we handle personal and healthcare-related data and communicate with payors, and the cost of complying with these standards could be significant. Failure to comply with existing or new laws and regulations (including the interpretations thereto) related to patient health information could subject us to criminal or civil sanctions.

Our businesses that involve medical devices are subject to the FDA and other federal regulation.

In the U.S., the Federal Food, Drug, and Cosmetic Act of 1938 (“FFDCA”), FDA regulations and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution and post-market surveillance. We must also comply with laws and regulations governing operations, storage, transportation, manufacturing, sales, safety and security standards for each of our manufacturing and distribution centers. This includes oversight by the FDA, the Centers for Medicare and Medicaid Services, the Drug Enforcement Agency, the Department of Transportation (the “DOT”), the Environmental Protection Agency, the Department of Homeland Security, the Occupational Safety and Health Administration, the Department of Labor, the Equal Employment Opportunity Commission, and state boards of pharmacy, or similar state licensing boards and regulatory agencies. For example, our locations that fill and distribute medical oxygen containers must register with the FDA as a medical gas manufacturer, and these registered locations are subject to extensive regulation. Among other requirements, the FDA’s cGMP regulations impose certain quality control, documentation and recordkeeping requirements on the receipt, processing and distribution of medical gas. Further, in each state in which we operate medical gas facilities, we are subject to regulation under varying state health and safety laws. The FDA and state authorities conduct periodic, unannounced inspections at our facilities to assess compliance with cGMP and other regulations. Failure to comply with applicable requirements can lead to a variety of administrative or legal sanctions, such as warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution. We expend significant resources to achieve compliance with federal and state law requirements at each of our facilities. There can be no assurance, however, that these efforts will be successful and that our facilities will achieve and maintain compliance with applicable federal, state and local law requirements. We are also subject to certain federal and state disclosure requirements regarding financial arrangements within the healthcare industry.

Additionally, in the U.S., before we can market a new product, or a new use of, or claim for, or significant modification to, an existing product, we generally must first receive clearance or approval from the FDA and certain other regulatory authorities. Most major markets for medical products outside the U.S. also require clearance, approval or compliance with certain standards before a product can be commercially marketed. The process of obtaining regulatory clearances and approvals to market a medical product can be costly and time consuming, involve rigorous pre-clinical and clinical testing, require changes in products or result in limitations on the indicated uses of products. We cannot assure you that these clearances and approvals will be granted on a timely basis, or at all. In addition, once a medical product has been cleared or approved, a new clearance or approval may be required before it may be modified, its labeling changed or marketed for a different use. Medical products are cleared or approved for one or more specific intended uses and promoting a device for an off-label use could result in government enforcement action. Furthermore, a product approval or clearance can be withdrawn or limited due to unforeseen problems with the medical product or issues relating to its application. The regulatory clearance and approval process may result in, among other things, delayed, if at all, realization of product net sales, substantial additional costs and limitations on the types of products we may bring to market or their indicated uses, any one of which could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to certain foreign healthcare regulations.

Our operations are subject to local, country and regional regulations, such as those promulgated by the European Medicines Agency, the Medical Devices Directive and the Medical Device Regulation. In addition, quality requirements are imposed by customers which audit our operations on a regular basis. Each of our manufacturing locations is licensed or registered with the appropriate local authority. We believe we are in material compliance with all applicable statutes and regulations, as well as prevailing industry best practices, in the conduct of our business operations outside of the U.S. However, failure to comply with such ex-U.S. regulations can have an adverse impact on our business.

We retain certain liabilities from the Apria Acquisition.

On December 18, 2020, prior to the completion of the Apria Acquisition, a federal judge approved a civil and administrative settlement between Apria and the U.S. and certain state Medicaid programs, in a complaint filed by three private individuals (“relators”) under the qui tam provisions of the FCA, 31 U.S.C. § 3729 et seq., as well as comparable state false claims laws, in connection with the rental of NIV. Apria also entered into separate settlements to resolve the relators’ claims brought on behalf of the states of California and Illinois related to NIVs covered by private insurers.

To resolve any potential liability regarding alleged improper use of NIVs, Apria agreed to enter a civil settlement agreement and to pay $40 million to the federal government and the states. Apria also agreed with the California Department of Insurance to pay $500,000 to resolve claims asserted by the relators under the California Insurance Frauds Prevention Act, Cal. Ins. Code § 1871 et seq. Apria separately agreed with the relators to settle all remaining claims from their complaint, including: (1) claims for retaliation in violation of federal and state laws; (2) claims for attorneys’ fees and costs available under federal and state law; and (3) claims under the Illinois Insurance Claims Fraud Prevention Act, 740 Ill. Comp. Stat. 92/1 et seq. Apria did not admit that any of its conduct was illegal or otherwise improper. All amounts were paid prior to the acquisition.

As part of the settlement, Apria also entered into a five-year Corporate Integrity Agreement (“CIA”) with the HHS-OIG. The CIA requires Apria to maintain its ongoing corporate compliance program and implement a set of defined corporate integrity activities for a period of five years from the effective date of the CIA. Among other things, the CIA requires Apria to impose certain oversight obligations on Apria’s board of directors; provide certain management certifications; continue or implement, as applicable, certain compliance training and education; and engage an Independent Review Organization to perform certain reviews. The CIA also includes certain reporting, certification, record retention, and notification requirements. Failure to comply with the obligations under the CIA could have material consequences for us including monetary penalties or exclusion from participation in federal healthcare programs. In the event of a breach of the CIA, Apria could become liable for payment of certain stipulated penalties or could be excluded from participation in federal healthcare programs.

We must obtain clearance or approval from the appropriate regulatory authorities prior to introducing a new product or a modification to an existing product. The regulatory clearance process may result in substantial costs, delays and limitations on the types and uses of products we can bring to market, any of which could have a material adverse effect on our business.

Our failure to comply with regulatory requirements or receive regulatory clearances or approvals for our medical gas facilities, products or operations could adversely affect our business.

We have a number of medical gas facilities in several states. These facilities are subject to federal and state regulatory requirements. Our medical gas facilities and operations are subject to extensive regulation by the FDA and other federal and state authorities. The FDA regulates medical gases, including medical oxygen, pursuant to its authority under the FFDCA. Among other requirements, the FDA’s cGMP regulations impose certain quality control, documentation, and recordkeeping requirements on the receipt, processing, and distribution of medical gas. Further, in each state where we operate medical gas facilities, we are subject to regulation under state health and safety laws, which vary from state to state. The FDA and state authorities conduct periodic, unannounced inspections at medical gas facilities to assess compliance with the cGMP and other regulations. We expend significant time, money, and resources in an effort to achieve substantial compliance with the cGMP regulations and other federal and state law requirements at each of our medical gas facilities. There can be no assurance, however, that these efforts will be successful and that our medical gas facilities will achieve and maintain compliance with federal and state laws and regulations. Our failure to achieve and maintain regulatory compliance at our medical gas facilities could result in enforcement action, including warning letters, fines, product recalls or seizures, temporary or permanent injunctions, or suspensions in operations at one or more locations, as well as civil or criminal penalties, all of which could materially harm our business, financial condition, results of operations, cash flows, capital resources, and liquidity.

The medical gas products we manufacture and distribute and certain other products we distribute are subject to extensive regulation by the FDA and other federal and state governing authorities. Compliance with FDA, state, and other requirements regarding production, safety, quality, manufacturing, distribution and marketing is costly and time-consuming, and while we seek to be in full compliance, instances of non-compliance could arise from time to time. We cannot be assured that any of our medical gases will be certified by the FDA. We have applied for, and received, designated gas certifications for our medical gas products. We may not be successful in receiving certification in the future. Other potential product manufacturing-related risks include difficulties or delays in product manufacturing, sales, or marketing, which could affect future results through regulatory actions, shutdowns, approval delays, withdrawals, recalls, penalties, supply disruptions or shortages, reputational harm, product liability, and/or unanticipated costs.

Failure to comply with applicable regulatory requirements could result in administrative enforcement action by the FDA or state agencies, which may include any of the following: adverse publicity; warning or untitled letters; fines; injunctions; consent decrees; civil money penalties; recalls; termination of distribution or seizure of our products; operating restrictions or partial suspension or total shutdown of production; delays in the introduction of products into the market; withdrawals or suspensions of current medical gas certifications or drug approvals, resulting in prohibitions on sales of our products; and criminal prosecution. There is also a risk that we may not adequately implement sustainable processes and procedures to maintain regulatory compliance and to address future regulatory agency findings, should they occur. The FDA may change its policies, adopt additional regulations or revise existing regulations, each of which could prevent or delay certification of our medical gases, or could impact our ability to market a device that was previously certified or cleared by the FDA. Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and have a material adverse effect on our business, financial condition, results of operations, cash flows, capital resources and liquidity.

We may incur product liability losses, litigation liability, product recalls, safety alerts or regulatory action associated with the provision of healthcare services, and the products that we source, assemble, manufacture and sell which can be costly and disruptive to our business.

There is an inherent risk of liability in the provision of the services we provide and the design, assembly, manufacture and marketing of the medical products of the types we sell. As participants in the healthcare industry, we are and expect to be periodically subject to lawsuits, some of which may involve large claims and significant costs to defend, such as mass tort or other class actions. A number of factors could result in an unsafe condition or injury to, or death of, a patient with respect to the products that we source, assemble, manufacture or sell, including physician technique and experience in performing the relevant surgical procedure, component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or information. A successful claim in excess of, or not covered by, our insurance policies could have a material adverse effect on our business, financial condition, results of operations, cash flows, capital resources and liquidity. Our insurance policies are also subject to annual renewal and our insurance premiums could be subject to material increases in the future.

In addition to product liability claims and litigation, an unsafe condition or injury to, or death of, a patient associated with our products could lead to a recall of, or issuance of a safety alert relating to, our products, or suspension or delay of regulatory product approvals or clearances, product seizures or detentions, governmental investigations, civil or criminal sanctions or injunctions to halt manufacturing and distribution of our products. Any one of these could result in significant costs and negative publicity resulting in reduced market acceptance and demand for our products and harm our reputation. In addition, a recall or injunction affecting our products could temporarily shut down production lines or place products on a shipping hold. In April 2023 the FDA recommended that consumers, healthcare providers and facilities not use certain models of O&M Halyard surgical N95 respirators when fluid resistance is required. While there was no injury or damage to any individuals, as a result of the recommendation we voluntarily stopped the sale in the U.S. of the affected respirators for a temporary period, until the FDA concluded testing and updated its recommendations for use. While the FDA recommendation did not materially affect our results of operations for 2023, there is no guarantee that future recommendations or sanctions will be resolved on the same timeline or favorably, if at all.

All of the foregoing types of legal proceedings and regulatory actions are inherently unpredictable and, regardless of the outcome, could disrupt our business, result in substantial costs or the diversion of management attention and could have a material adverse effect on our results of operations, financial condition and cash flows.

Healthcare research and innovation may negatively impact our business.

The healthcare industry spends heavily on research and development. Research findings (e.g., regarding side effects or comparative benefits of one or more particular treatments, services, or products) and technological innovation (together with patent expirations) may make any particular treatment, service, or product less attractive if previously unknown or underappreciated risks are revealed, or if a more effective, less costly or less risky solution is or becomes available. Any such development could have a material adverse effect on our business.

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